SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 16, 2004

Commission File Number	Exact Name of Registrant as specified in its charter	State or other Jurisdiction of Incorporation	IRS Employer Identification Number
_____________	_____________	_____________	_____________
1-12609 1-02348	PG&E Corporation Pacific Gas and Electric Company	California California	94-3234914 94-0742640

Pacific Gas and Electric Company 77 Beale Street, P. O. Box 770000 San Francisco, California 94177		PG&E Corporation One Market, Spear Tower, Suite 2400 San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Pacific Gas and Electric Company (415) 973-7000		PG&E Corporation (415) 267-7000

(Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

          On July 15, 2004, the U.S. District Court for the Northern District of California (District Court) issued an order dismissing an appeal filed by two commissioners of the California Public Utilities Commission (CPUC) from the order issued by the U.S. Bankruptcy Court for the Northern District of California on December 22, 2003 confirming Pacific Gas and Electric Company’s (Utility) plan of reorganization.  The District Court found that the two commissioners lacked standing to appeal the confirmation order because they had failed to timely appear and object in the bankruptcy proceeding and because they were not “persons aggrieved” by the confirmation order; i.e., they had no financial interest that was directly and adversely affected by the confirmation order.  Accordingly, the District Court granted the motions to dismiss the appeal that had been made by PG&E Corporation, the Utility, the Official Committee of Unsecured Creditors, and the CPUC.

          The City of Palo Alto’s appeal of the confirmation order remains pending.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION
By: CHRISTOPHER P. JOHNS

CHRISTOPHER P. JOHNS Senior Vice President and Controller

PACIFIC GAS AND ELECTRIC COMPANY
By: DINYAR B. MITRY

DINYAR B. MISTRY Vice President and Controller

Dated:  July 16, 2004